EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Better World Acquisition Corp. (the “Company”) for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Peter S.H. Grubstein, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 24, 2022

/s/ Peter S.H. Grubstein
Peter S.H. Grubstein
Chief Financial Officer
(Principal Financial Officer)